United States
Securities and Exchange Commission
Washington D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2005

MTS Medication Technologies, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	000-16594	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2003 Gandy Boulevard North, Suite 800, St. Petersburg, Florida 33702

(Address of principal executive offices) (Zip Code)

(Registrant's telephone number, including area code):  (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-42(c))

Item 1.01.   Entry into a Material Definitive Agreement.

        The Financial Accounting Standards Board recently published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123R”). SFAS 123R, which is effective from the first interim period that begins after June 15, 2005, will require that compensation cost related to share-based payment transactions, including stock options, be recognized in the financial statements. Accordingly, MTS Medication Technologies, Inc. (the “Company”) will implement the revised standard in the second quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the statement of earnings of the financial statements.

        On February 24, 2005, in response to the recently published accounting standard referenced above, the Compensation Committee of the Company’s Board of Directors approved accelerating the vesting of options to acquire 205,000 shares of the Company’s stock, which accounted for all outstanding options with an exercise price of $6.50 per share or greater. All of these options are in-the-money and all are held by two executive officers and one employee. An option was considered in-the-money if the stated option exercise price was less than $6.55, the closing price of the Company’s common stock on the day the Compensation Committee approved the acceleration. The accelerated vesting was effective as of the close of business on February 24, 2005. The acceleration of these options will result in a charge in the Company’s quarter ended March 31, 2005 of approximately $10,250 or slightly less than $.001 per share on a fully diluted basis. The following table summarizes the options subject to acceleration:

	Aggregate Number of
	Shares Issuable Under	Exercise Price
	Accelerated Options	Per share

Executive Officers:
Rob Taymans	20,000	$6.50
Michael Branca	155,000	$6.50
Employee	30,000	$6.50

Total	205,000	$6.50

        The decision to accelerate vesting of these options was made primarily to avoid recognizing compensation cost in the statement of earnings in future financial statements upon the effectiveness of SFAS 123R. It is estimated that the maximum future compensation expense that will be avoided, based on the Company’s implementation date for FAS 123R of July 1, 2005, is approximately $750,000, all of which is related to options held by two executive officers and one employee of the Company.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS Medication Technologies, Inc.
(Registrant)

Date: February 25, 2005	By:	/s/ Michael Branca

Michael Branca
Vice President and Chief Financial Officer